EXHIBIT 99(j)


                       CONSENT OF RICHARD W. GRAHAM

               The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Smurfit-Stone Container Corporation upon consummation of the merger of JSC Acquisition Corporation, a wholly-owned subsidiary of Jefferson Smurfit Corporation, with and into Stone Container Corporation.


Signature: /s/ Richard W. Graham
           ------------------------
           Richard W. Graham


Date: October 8, 1998